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                                                                    Exhibit 5.1
                                 August 28, 2003

  LMIC, Inc.
  6435 Virginia Manor Road
  Beltsville, MD 20705

          Re:    Registration Statement on Form S-8

  Ladies  and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by LMIC, Inc., a Delaware corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of (i) 2,000,000 shares of your Common Stock reserved for issuance pursuant to the 2003 Stock Option Plan (the "Plan") and (ii) 250,000 shares of Common Stock issuable pursuant to the Agent Representaion and Confidentiality Agreement by and between you and Rod Whiton, dated August 7, 2003 (the "Consulting Agreement"). The Common Stock issuable pursuant to the Plan and the Common Stock issuable to Rod Whiton (or his designee) pursant to the Consulting Agreement are referred to herein collectively as the "Shares." As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares.

         It is our opinion that the Shares, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, and in accordance with the Consulting Agreement, as applicable, will be legally and validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York and do not express any opinion herein concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                     Very truly yours,
                                     FELDMAN WESINTEIN LLP

                                      /s/  FELDMAN WEINSTEIN LLP

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